SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __

                            ___________________


                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)


    A NATIONAL BANKING ASSOCIATION                      31-0838515
                                                      (I.R.S. employer
                                                    identification number)

      100 EAST BROAD STREET, COLUMBUS, OHIO              43271-0181
    (Address of principal executive offices)             (Zip Code)


                        BANK ONE TRUST COMPANY, N.A.
                      1 BANK ONE PLAZA, SUITE IL1-0126
                        CHICAGO, ILLINOIS 60670-0126
           ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
         (Name, address and telephone number of agent for service)

                            ___________________


                              PHH CORPORATION
            (Exact name of obligor as specified in its charter)


                MARYLAND                                  52-0551284
     (State or other jurisdiction of                 (I.R.S. employer
      incorporation or organization)              identification number)


                   6 SYLVAN WAY
             PARSIPPANY, NEW JERSEY                         07054
     (Address of principal executive offices)             (Zip code)


                              DEBT SECURITIES
                      (Title of Indenture Securities)




ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 22nd day of September, 2000.


                            BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                            TRUSTEE


                            BY  /s/ Sandra L. Caruba
                              --------------------------------------------
                              SANDRA L. CARUBA
                              VICE PRESIDENT





*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).




                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                       September 22, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between PHH Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                 BY: /s/ Sandra L. Caruba
                                    -----------------------------------------
                                    SANDRA L. CARUBA
                                    VICE PRESIDENT






                                              EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 03/31/00    State #: 391581    FFIEC 032
Address:               100 Broad Street               Vendor ID: D           Cert #:  21377     Page RC-1
City, State  Zip:      Columbus, OH 43271             Transit #: 04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                              DOLLAR AMOUNTS IN THOUSANDS   C300

ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and          RCON
       coin(1) ..........................................     0081         48,450        1.a
    b. Interest-bearing balances(2) .....................     0071         17,750        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,
       column A) ........................................     1754              0        2.a
    b. Available-for-sale securities (from Schedule
       RC-B, column D) ..................................     1773          5,714        2.b
3.  Federal funds sold and securities purchased
    under agreements to resell ..........................     1350        396,644        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income .........     RCON
       (from Schedule RC-C) .............................     2122         87,817        4.a
    b. LESS: Allowance for loan and lease losses ........     3123             10        4.b
    c. LESS: Allocated transfer risk reserve ............     3128              0        4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b .......     RCON
       and 4.c) .........................................     2125         87,807        4.d
5.  Trading assets (from Schedule RD-D) .................     3545              0        5.
6.  Premises and fixed assets (including capitalized
    leases) .............................................     2145         25,200        6.
7.  Other real estate owned (from Schedule RC-M) ........     2150              0        7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M) ...........     2130              0        8.
9.  Customers' liability to this bank on acceptances
    outstanding .........................................     2155              0        9.
10. Intangible assets (from Schedule RC-M) ..............     2143         26,345        10.
11. Other assets (from Schedule RC-F) ...................     2160        176,297        11.
12. Total assets (sum of items 1 through 11) ............     2170        784,207        12.

--------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 03/31/00    State #: 391581    FFIEC 032
Address:               100 Broad Street               Vendor ID: D           Cert #:  21377     Page RC-2
City, State  Zip:      Columbus, OH 43271             Transit #: 04400003


SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                         THOUSANDS

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A        RCON
       and C from Schedule RC-E, part 1).................     2200        567,764        13.a
       (1) Noninterest-bearing(1)........................     6631        506,455        13.a1
       (2) Interest-bearing..............................     6636         61,309        13.a2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule RC-E,
       part II)..........................................
       (1) Noninterest bearing...........................
       (2) Interest-bearing..............................
14. Federal funds purchased and securities sold under
    agreements to repurchase:............................     RCFD 2800         0        14
15. a. Demand notes issued to the U.S. Treasury..........     RCON 2840         0        15.a
    b. Trading Liabilities (from Sechedule RC-D)..........    RCFD 3548         0        15.b
16. Other borrowed money:                                     RCON
    a. With original maturity of one year or less.........    2332              0        16.a
    b. With original  maturity of more than one year......    A547              0        16.b
    c. With original maturity of more than three years....    A548              0        16.c
17. Not applicable
18. Bank's liability on acceptance executed and
    outstanding...........................................    2920              0        18.
19. Subordinated notes and debentures.....................    3200              0        19.
20. Other liabilities (from Schedule RC-G)................    2930         83,885        20.
21. Total liabilities (sum of items 13 through 20)........    2948        651,649        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........    3838              0        23.
24. Common stock..........................................    3230            800        24.
25. Surplus (exclude all surplus related to preferred
    stock)................................................    3839         45,157        25.
26. a. Undivided profits and capital reserves.............    3632        86,5852        6.a
    b. Net unrealized holding gains (losses) on
       available-for-sale securities......................    8434            162        6.b
    c. Accumulated net gains (losses) on cash flow
       hedges.............................................    4336              0        26.c
27. Cumulative foreign currency translation
    adjustments...........................................
28. Total equity capital (sum of items 23 through 27).....    3210        132,558        28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)......    3300        784,207        29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996.................................................... [N/A]

                RCFD 6724         Number  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.